                                                                   Exhibit  10.8

                        RIGHT OF FIRST REFUSAL AGREEMENT

THIS RIGHT OF FIRST REFUSAL AGREEMENT ("Agreement") made this _____ day of __________, 2000 by and between STAR SERVICES GROUP, INC., a Florida corporation, or its assigns ("Star Services" or "Buyer") and NAMCO METALS MANAGEMENT, INC., a Florida corporation ("NAMCO" or "Seller").

                               W I T N E S S E T H

         WHEREAS, NAMCO Metals Management, Inc. ("NAMCO") is engaged in the metal recycling business in and around the Miami-Dade County, Florida area and operates a metals shredder located at 6990 N.W. 97th Avenue, Miami, Florida ("Business"); and

         WHEREAS, Star Services desires a right of first refusal to purchase NAMCO and its Business and NAMCO desires to provide Star Services a right of first refusal to purchase upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants set forth herein, the parties intending to be legally bound, agree as follows:

         SECTION 1. RIGHT OF FIRST REFUSAL. Subject to the negotiation of a mutually acceptable stock purchase agreement, Star Services shall, for a period of forty eight (48) months from the date of execution of this Agreement, have a right of first refusal to purchase all of the common stock and assets of NAMCO. Should NAMCO receive a bona fide and good faith offer from a third party to purchase substantially all of its assets and/or common stock ("Offer") it shall communicate, in writing, the purchase offer to Star Services which shall have fifteen (15) days from its receipt of the Offer to exercise its right of first refusal to purchase NAMCO's assets and/or stock upon the same terms and conditions as the Offer. The terms and conditions of the Offer must not be designed so as to defeat the intent of the right of first refusal. In the event that Star Services does not notify NAMCO, in writing, of its intent to exercise said right of first refusal, then NAMCO may proceed to sell its assets and/or stock to the third party at the price and upon the terms and conditions of the Offer.

         SECTION 2. CONSIDERATION FOR RIGHT OF FIRST REFUSAL. The consideration for the NAMCO right of first refusal shall be as follows:

         2.1 STOCK CONSIDERATION. Star Services shall, upon the closing of its other related asset purchase transactions with Peerless Dade, Inc., Peerless Big Apple, Inc. and Peerless Miami Avenue, Inc. ("Related Transactions"), transfer Five Thousand (5,000) shares of fully paid, registered and nonassessable common shares of Star Services Group, Inc. stock ("Stock Consideration") to the individual shareholders of NAMCO in accordance with their ownership interest as designated by the President of NAMCO at the closing of the Related Transactions. The Stock Consideration shall be delivered within fifteen (15) business days of the closing of the Related Transactions to Derek Parrish of Blount, Parrish & Company of Montgomery, Alabama ("Parrish") as authorized agent for the NAMCO shareholders for the receipt of the Stock Consideration from the Buyer's transfer agent. The shares of stock will be freely tradeable as of January 2, 2001. It is understood and agreed by the parties hereto that the sale or transfer of the Stock Consideration by the individual shareholders of NAMCO will be restricted only as set forth above (the "Restricted Stock"). The share certificates received for the Restricted Stock shall bear a restrictive legend making said shares subject to the terms and conditions of this Section.

         SECTION 3. DEFAULT BY STAR SERVICES. If Star Services fails to perform any of the terms, covenants, conditions or obligations of this Agreement or in the event of any breach or default by Star Services under this Agreement, or any other documents executed or delivered in connection with the transactions contemplated by this Agreement, NAMCO shall have all rights and remedies that may be available to NAMCO at law or in equity. No waiver by NAMCO of any such breach or default, whether intentional or not, shall be deemed to extend to any prior or subsequent breach or affect in any way any rights arising by virtue of any prior or subsequent breach or default. Star Services shall not be deemed in breach or default under this Agreement until written notice of the breach or default has been given to Star Services and Star Services has failed to remedy the breach or default within ten (10) days of the receipt of said notice from NAMCO or its designated representative or counsel.

         SECTION 4. GENERAL.

         (a) This Agreement embodies the entire agreement of the parties in relation to the subject matter hereof, and all prior agreements have been merged into this Agreement. There are no understandings or agreements, verbal or otherwise, in relation thereto, existing or that are enforceable between the parties except as hereinabove expressly set forth. No change or modification of this Agreement shall be valid unless the same shall be in writing, signed by both of the parties hereto, and incorporated by reference herein;

         (b) Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation over, or action against any party to this Agreement.

         (c) The rights and remedies to the parties to this Agreement in the event of default are cumulative, and the exercise of any right or remedy shall be without prejudice to the enforcement of any other right authorized by law, in equity or this Agreement. The pursuit of any remedy provided in this Agreement shall not constitute a forfeiture or waiver of any amount due for a defaulting party or the right to maintain an action for any damages accruing for breach. Forbearance to enforce one or more of the remedies provided by this Agreement, on an event of default, shall not be deemed or construed to constitute a waiver of the right to any remedy for that default.

         (d) The subject headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         (e) Each party to this Agreement agrees to pay its respective attorney, accounting or other fees, plus all costs arising out of the negotiation and preparation of this Agreement.

         (f) The validity and interpretation of this Agreement and of each and every clause, term and part hereof shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

         (g) The parties represent to each other that no broker or finder has been employed by any of them in connection with this transaction. Each party agrees to indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commission of brokers or finders employed or alleged to have been employed by such party.

         (h) All notices, requests, demands or other communications required or permitted under this Agreement shall be sent by overnight mail, next day delivery and fax, to Seller or Owner at their respective addresses appearing on the signature page hereof and to Buyer at the addresses set forth below, and notice shall be deemed given as of the date the notice is posted:

         Seller:                            Kevin R. Kohn
                                            President
                                            NAMCO Metals Management, Inc.
                                            9471 Baymeadows Road, Suite 106
                                            Jacksonville, Florida 32256
                                            FAX: (904) 739-0306

         Buyer:                             Patrick F. Marzano
                                            President
                                            Star Services Group, Inc.
                                            2075 North Powerline Road
                                            Pompano Beach, FL 33069
                                            FAX: (954) 970-0557

         with a copy to:                    Samuel G. Weiss, Esq.
                                            c/o Weiss & Federici LLP
                                            30 Main Street
                                            Port Washington, NY 11050
                                            FAX: (516) 944-7630

         (i) If any provision hereof is held or finally determined to be invalid or unenforceable to any extent for any reason, to the extent that such provision is valid and enforceable, the arbiters or court of competent jurisdiction, as the case may be, shall construe and interpret said provision to provide for maximum validity and enforceability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect.

         (j) In connection with any action or dispute or dispute arising under this Agreement the prevailing party shall be entitled to an award of its expenses including reasonable attorney fees and disbursements incurred or paid before and at trial of any appellate proceedings.

         (k) This Agreement shall not be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, it is agreed that Buyer may assign this Agreement to a subsidiary. However, no such assignment shall release Buyer from its obligations hereunder without the specific release thereof by Seller.

         (l) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         SECTION 5. BENEFIT AND DURATION. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns. However, any assignment by Seller must be agreed to in writing by Buyer. This Agreement shall continue in effect until all the obligations, duties and warranties as specified herein, shall be fully performed and satisfied.

IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first above written.

Attest:                                           BUYER:
                                                  STAR SERVICES GROUP, INC.

BY:                                               BY:
   ----------------------------------                ---------------------------
   Corporate Secretary:                              Patrick F. Marzano
                                                     Its President

Attest:                                           SELLER:
                                                  NAMCO METALS MANAGEMENT, INC.

BY:                                               BY:
   ----------------------------------                ---------------------------
   Corporate Secretary:                              Kevin R. Kohn
                                                     Its President